UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2013

SI FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-54241	80-0643149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

803 Main Street, Willimantic, Connecticut 06226
(Address of principal executive offices, including zip code)

(860) 423-4581
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

On March 5, 2013, SI Financial Group, Inc. (the “Company”), the holding company for Savings Institute Bank and Trust Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Newport Bancorp, Inc., the holding company for Newport Federal Savings Bank (“Newport Federal”).   On September 6, 2013, the Company completed its acquisition of Newport Bancorp.  As of the effective time of the merger, Newport Bancorp merged with and into the Company, with the Company as the surviving entity, and Newport Federal merged with and into Savings Institute Bank and Trust Company, with Savings Institute Bank and Trust Company as the surviving entity.  Pursuant to the terms of the Merger Agreement, at the effective time of the merger, each share of Newport Bancorp common stock was converted into the right to receive, at the election of the holder, either $17.55 or 1.5129 shares of Company common stock, subject to certain allocation and proration procedures contained in the Merger Agreement.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

On September 6, 2013, the Company issued a press release announcing the completion of its acquisition of Newport Bancorp.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
                             Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, effective as of the completion of the Company’s acquisition of Newport Bancorp, former Newport Bancorp directors William R. Harvey, Kevin M. McCarthy and Kathleen A. Nealon were appointed to the Board of Directors of the Company for terms that will expire at the annual meetings of stockholders of the Company to be held in 2015, 2016 and 2014, respectively.  Mr. Harvey is an attorney and partner in the law firm Harvey, Carr & Hadfield.  Mr. McCarthy is the former President and Chief Executive Officer of Newport Bancorp and Newport Federal.  Ms. Nealon is a certified public accountant and a manager of Professional Planning Group, a Westerly, Rhode Island-based company that provides an array of financial planning services.  There are no arrangements between either Messrs. Harvey or McCarthy or Ms. Nealon and any other persons pursuant to which either Messrs. Harvey or McCarthy or Ms. Nealon was selected as a director. There are no transactions, or proposed transactions, to which the Company is or was to be party and in which either Messrs. Harvey or McCarthy or Ms. Nealon has a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01   Financial Statements and Exhibits.

 (a)        Financial Statements of Business Acquired

    The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

 (b)        Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

 (c)         Not Applicable

 (d)         Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of March 5, 2013, by and between SI Financial Group, Inc. and Newport Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to SI Financial Group, Inc.’s Current Report on Form 8-K filed on March 5, 2013).

99.1	Press Release Dated September 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SI FINANCIAL GROUP, INC.

Date: September 10, 2013	By:	/s/ Brian J. Hull
Brian J. Hull
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer